Exhibit 5.1

August 24, 2026 Page 1

August 24, 2026

KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, TX 77056

Ladies and Gentlemen:

We have acted as counsel for KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the prospectus supplement, dated August 24, 2026 (the “Prospectus Supplement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”), which supplements the base prospectus dated May 22, 2026 (together with the Prospectus Supplement, the “Prospectus”) included in the Company’s Registration Statement on Form S-3 (File No. 333-295905), which was declared effective on May 22, 2026 (the “Registration Statement”), in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of (i) an aggregate of 21,589,912 subscription rights (the “Subscription Rights”) to purchase shares of common stock, $0.01 par value per share (the “Common Stock”), and (ii) 83,876,809 shares of Common Stock (the “Shares” and, together with the Subscription Rights, the “Securities”) issuable upon exercise of the Subscription Rights.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Certificate of Amendment of the Amended and Restated Articles of Incorporation of the Company, (iii) the Fourth Amended and Restated Bylaws of the Company, (iv) the resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Prospectus Supplement and related matters, (v) the Registration Statement, (vi) the Prospectus, and (vii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In addition, we have reviewed such questions of law as we considered appropriate.

In connection with this opinion, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents,

Vinson & Elkins LLP Attorneys at Law Austin Brussels Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Ave, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

August 24, 2026 Page 2

(vi) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus, (vii) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws at the time of the issuance and delivery of the Securities; and (viii) at the time of any offering or sale of Securities, that the Company will have at least such number of Securities authorized, created and, if appropriate, reserved for issuance.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

The Subscription Rights have been duly authorized and, when issued and delivered in accordance with the Registration Statement and the Prospectus, the Subscription Rights will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

2.

The Shares have been duly authorized and, when issued and delivered against payment therefor upon due exercise of such issued and delivered Subscription Rights, in accordance with the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K filed by the Company with the Commission on the date hereof and to the use of our name in the Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

The opinions expressed herein are given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

Vinson & Elkins LLP Attorneys at Law Austin Brussels Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Ave, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

August 24, 2026 Page 3

Very truly yours,

/s/ Vinson & Elkins L.L.P.

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Vinson & Elkins LLP Attorneys at Law Austin Brussels Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Ave, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com